Exhibit 99.2

FOR IMMEDIATE RELEASE

FIRST COMMONWEALTH DECLARES QUARTERLY DIVIDEND

INDIANA, PA – The Board of Directors of First Commonwealth Financial Corporation (NYSE:FCF) declared a dividend on April 20, 2011 of $0.03 per share payable on May 16, 2011, to shareholders of record at the close of business May 2, 2011. This dividend represents a 2% projected annual yield utilizing the March 31, 2011 closing market price of $6.85.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $5.8 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Contact:

Media:

Susie Barbour

Media Relations Supervisor

724-463-5618

Investor Relations:

Donald A. Lawry

Vice President / Investor Relations

724-349-7220

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